UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                              Date of report
                (Date of earliest event reported): March 7, 2005
                                                   -------------


                           OCWEN FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Florida                       1-13219                  65-0039856
----------------------------          ------------           ------------------
(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)


                     The Forum, Suite 1000
   1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida      33401
   ---------------------------------------------------------    ----------
            (Address of principal executive office)             (Zip Code)


       Registrant's telephone number, including area code: (561) 682-8000
                                                           --------------

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    OTHER EVENTS

(Dollars in 000s)
-----------------

On March 7, 2005, the Company's Board of Directors approved a reserve of $3,000 reflecting reassessments of prior estimates concerning two contingent liabilities. In accordance with applicable accounting rules, this revision will be reflected as an adjustment of the previously announced fourth quarter and 2004 earnings. Subsequent to the adjustments, net income for the fourth quarter of 2004 was $2.6 million or $0.04 per share, and net income for the year ended December 31, 2004 was $57.7 million or $0.88 per share. The relevant subsequent events are described below.

On February 28, 2005, a jury in County Court for Nueces County, Texas, returned a verdict of $140 in compensatory and statutory damages in favor of Jesus S. Guzman and Joann B. Guzman in their lawsuit against the Bank and others arising out of a disputed foreclosure. The jury rejected plaintiffs' request for punitive damages. The verdict included $2,900 for plaintiffs attorneys' fees, an amount which we believe is unsupported by the evidence and impermissibly excessive under the controlling legal authorities. We are pursuing post-trial motions seeking to set aside or substantially reduce the attorneys' fees award and, if necessary, will take an appeal on that issue and perhaps other issues to the Texas Court of Appeals for the Thirteenth Judicial District. We intend to continue to vigorously defend the Guzman matter.

Earlier in February, 2005, a jury in Circuit Court for Palm Beach County, Florida, returned verdicts of $1,000 and $1,056 in compensatory damages in favor of Patti J. Kidder and Katherine R. Dean, respectively, in a lawsuit against OCN and the Bank. The jury rejected plaintiffs' request for punitive damages. The plaintiffs are former Bank employees who brought claims under the Florida Civil Rights Act, the Florida Whistleblower Act and state tort law, arising out of an alleged invasion of privacy and related incidents allegedly committed by other former employees of the Bank in 1998 for which plaintiffs sought to hold the Ocwen defendants vicariously liable. We believe the verdicts are against the weight of evidence and contrary to law. Defendants have filed motions for a new trial and/or remittitur and, if necessary, will take an appeal to the Florida Court of Appeals for the Fourth District. We intend to continue to vigorously defend the Kidder/Dean matter.

Revised statements of operations and financial condition are attached.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(a) - (b)    Not applicable.

(c)          Exhibits

             99.1    Revised statements of operations and financial condition

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                       OCWEN FINANCIAL CORPORATION
                                       ---------------------------
                                       (Registrant)


                                       By: /s/ ROBERT J. LEIST
                                           ------------------------------------
                                           Robert J. Leist,
                                           Vice President & Chief Accounting
                                           Officer and Acting Chief Financial
                                           Officer

Date: March 9, 2005